                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

                Date of Report (Date of earliest event reported):
                                October 16, 1997

                        TRUSTED INFORMATION SYSTEMS, INC.
             (Exact name of Registrant as specified in its charter)

          Delaware                                         52-1281786
 (State or other jurisdiction of                        (I.R.S. Employer
  incorporation or organization)                        Identification No.)

                          3060 Washington Road (Rt. 97)
                            Glenwood, Maryland 21738
               (Address of principal executive offices) (Zip code)

                                 (301) 854-6889
               (Registrant's telephone number including area code)

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS
(a)         Financial Statements of Business Acquired

            Haystack Laboratories, Inc.

            Report of Ernst & Young LLP, Independent Auditors                                                        3
            Balance Sheets as of December 31, 1996 and September 30, 1997 (unaudited)                                4
            Statements of Operations for the year ended December 31, 1996 and the nine month
                     periods ended September 30, 1996 and 1997 (unaudited)                                           5
            Statements of Stockholders' Equity (Deficit) for the year ended December 31, 1996 and
                     for the nine month period ended September 30, 1997 (unaudited)                                  6
            Statements of Cash Flows for the year ended December 31, 1996 and the nine month
                     periods ended September 30, 1996 and 1997 (unaudited)                                           7
            Notes to Financial Statements                                                                            8

(b)         Unaudited Pro Forma Financial Information

            Introduction to Unaudited Pro Forma Combined Condensed Financial Information of
                     Trusted Information Systems, Inc. and Haystack Laboratories, Inc.                              16
            Unaudited Pro Forma Combined Condensed Balance Sheet as of September 26, 1997                           17
            Unaudited Pro Forma Combined Condensed Balance Sheet as of December 27, 1996                            19
            Unaudited Pro Forma Combined Condensed Statement of Operations for the nine month
                     period ended September 26, 1997                                                                21
            Unaudited Pro Forma Combined Condensed Statement of Operations for the nine month
                     period ended September 27, 1996                                                                22
            Unaudited Pro Forma Combined Condensed Statement of Operations for the year ended
                     December 27, 1996                                                                              23
            Unaudited Pro Forma Combined Condensed Statement of Operations for the year ended
                     December 29, 1995                                                                              24
            Unaudited Pro Forma Combined Condensed Statement of Operations for the year ended
                     December 30, 1994                                                                              25
            Notes to Unaudited Pro Forma Combined Condensed Financial Information                                   26

(c)         Exhibits

            Exhibit No.                 Description

            23.1                        Consent of Ernst & Young LLP, Independent Auditors

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(a)    Financial statements of business acquired





                         Report of Independent Auditors



Board of Directors
Haystack Laboratories, Inc.


We have audited the accompanying balance sheet of Haystack Laboratories, Inc. (the "Company") as of December 31, 1996, and the related statements of operations, stockholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Haystack Laboratories, Inc. as of December 31, 1996, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.



                                                     /s/ Ernst & Young LLP


Austin, Texas
March 11, 1997

                           Haystack Laboratories, Inc.
                                 Balance Sheets

                                                           December 31,  September 30,
                                                               1996          1997
                                                               ----          ----
                                                                         (Unaudited)
Assets
Current assets:
   Cash and cash equivalents                                $1,396,284   $  225,613
   Money market accounts                                             -            -
   Accounts receivable                                         405,006      917,640
   Inventory                                                    30,409       38,568
                                                            ----------   ----------
            Total current assets                             1,831,699    1,181,821

Property and equipment, net of accumulated
  depreciation                                                 232,982      231,547
Other assets                                                    23,054      122,927
                                                            ----------   ----------
            Total assets                                    $2,087,735   $1,536,295
                                                            ----------   ----------

Liabilities and stockholders' equity
Current liabilities:
   Accounts payable                                         $  138,208   $  203,205
   Accrued liabilities                                         170,259      255,756
   Deferred revenue                                            207,860      729,227
   Short-term borrowings                                             -      350,000
   Current portion of capital lease obligations                 22,684       21,547
                                                            ----------   ----------
            Total current liabilities                          539,011    1,559,735
Line of credit                                                  60,500      701,500
Capital lease obligations (less current portion)                57,809       48,448
                                                            ----------   ----------
            Total liabilities                                  657,320    2,309,683

Stockholders' equity (deficit):
   Series A Preferred stock, $.001 par value;
     6,200,000 shares authorized; 5,809,075 shares
     and 5,809,575 shares issued and outstanding
     at December 31, 1996 and September 30, 1997,
     respectively                                                5,810        5,815
   Series B Preferred stock, $.001 par value;
     1,900,000 shares authorized; 1,551,111 shares
     issued and outstanding at December 31, 1996 and
     September 30, 1997                                          1,551        1,551
   Common stock, $.001 par value; 11,900,000
     shares authorized; no shares and 4,400 shares
     issued and outstanding at December 31, 1996
     and September 30, 1997                                          -           44
   Common stock, no par value; 5,000,000
     shares authorized; no shares outstanding
     at December 31, 1996 or September 30, 1997                      -            -
   Additional paid-in capital                                2,902,875    2,914,006
   Accumulated deficit                                      (1,479,821)  (3,694,804)
                                                            ----------   ----------
            Total stockholders' equity (deficit)             1,430,415   (  773,388)
                                                            ----------   ----------
            Total liabilities and stockholders'
               equity (deficit)                             $2,087,735   $1,536,295
                                                            ----------   ----------

                             See accompanying notes.

                           Haystack Laboratories, Inc.
                            Statements of Operations


                                        Year Ended               Nine Months Ended
                                        December 31,     September 30,      September 30,
                                            1996              1996               1997
                                            ----              ----               ----
                                                          (Unaudited)        (Unaudited)

Revenues:
     License fees                      $   862,669          $ 455,939        $ 1,123,433
     Services and other                    142,518             75,324            185,598
                                       -----------          ---------        -----------
Total revenues                           1,005,187            531,263          1,309,031


Cost of revenues:                          109,857             64,032            136,576
                                       -----------          ---------        -----------

Gross margin                               895,330            467,231          1,172,455

Operating expenses:
     Selling and marketing               1,049,896            478,043          1,968,128
     Research and development              373,066            239,488            550,531
     General and administrative            581,345            375,013            871,273
                                       -----------          ---------        -----------
Total  operating expenses:               2,004,307          1,092,544          3,389,932

Loss from operations                    (1,108,977)          (625,313)        (2,217,477)

Other income (expense):
     Investment and other income            62,059             42,049             18,515
     Interest expense                       (2,076)              (516)           (16,242)
     Other income (expense), net                 -                 --                221
                                       -----------          ---------        -----------
                                            59,983             41,533              2,494
                                       -----------          ---------        -----------

Net loss                               $(1,048,994)         $(583,780)       $(2,214,983)
                                       -----------          ---------        -----------





                             See accompanying notes.

                           Haystack Laboratories, Inc.
                  Statements of Stockholders' Equity (Deficit)



                                                Series B     Series A              Additional                         Total
                                               Preferred    Preferred   Common      Paid-In       Accumulated     Stockholders'
                                                  Stock        Stock     Stock       Capital        Deficit      Equity (Deficit)
                                               ---------------------------------------------------------------------------------
Balance at December 31, 1995                     $      -   $      -   $658,496    $        -        $(430,827)      $227,669
   Conversion of common stock to Series A
   preferred stock (Note 1)                             -      5,806   (658,496)      652,690                -              -
   Issuances of Series B preferred stock            1,551          -          -     2,249,019                -      2,250,570
   Series A preferred stock options exercised           -          4          -         1,166                -          1,170
   Net loss                                             -          -          -             -       (1,048,994)    (1,048,994)
                                               ---------------------------------------------------------------------------------
Balance at December 31, 1996                       $1,551     $5,810   $      -    $2,902,875      $(1,479,821)    $1,430,415
   Issuance of common stock (unaudited)                 -          -         44             -                -             44
   Series A preferred stock options
     exercised  (unaudited)                             -          5          -        11,131                -         11,136
   Net loss (unaudited)                                 -          -          -             -       (2,214,983)    (2,214,983)
                                               ---------------------------------------------------------------------------------
Balance at September 30, 1997 (unaudited)          $1,551     $5,815   $     44    $2,914,006      $(3,694,804)     $(773,388)
                                               =================================================================================


                             See accompanying notes.

                           Haystack Laboratories, Inc.
                            Statements of Cash Flows

                                                            Year Ended                Nine Months Ended
                                                            December 31,      September 30,      September 30,
                                                                1996               1996              1997
                                                                ----               ----              ----
                                                                               (Unaudited)        (Unaudited)
Cash flows from operating activities:

Net loss                                                    $(1,048,994)         $(583,780)       $(2,214,983)
Adjustments to reconcile net loss to
net cash used in operating activities:
   Depreciation expense                                          39,303             19,263             72,846
   Changes in operating assets and liabilities
      Accounts receivable                                      (343,978)          (230,688)          (512,634)
      Inventory                                                 (30,409)              (145)            (8,159)
      Other assets                                              (21,679)           (32,726)           (99,873)
      Accounts payable                                          120,678             62,343             64,997
      Accrued liabilities                                       137,271             82,973             85,497
      Deferred revenue                                          179,393            179,679            521,367
                                                            -----------         ----------        -----------
Net cash used in operating activities                          (968,415)          (503,081)        (2,090,942)

Cash flows from investing activities:

   Purchases of property and equipment                         (159,522)          (114,176)           (71,411)
   Proceeds from the sale of investments                         11,323             11,323                  -
                                                            -----------         ----------        -----------
Net cash used in investing activities                          (148,199)          (102,853)           (71,411)

Cash flows from financing activities:

   Proceeds from issuance of Series B Preferred stock         2,250,570          2,136,965                  -
   Proceeds from exercise of stock options/warrants               1,170              1,170             11,180
   Proceeds from borrowings under line of credit                 60,500                  -            989,660
   Repayment of capital lease obligations                        (5,522)            (2,109)            (9,158)
                                                            -----------         ----------        -----------
Net cash provided by financing activities                     2,306,718          2,136,026            991,682

Increase (decrease) in cash and cash equivalents              1,190,104          1,530,092          (1,170,671)
Cash and cash equivalents at beginning of period                206,180            206,180           1,396,284
                                                            -----------         ----------         -----------
Cash and cash equivalents at end of period                  $ 1,396,284         $1,736,272         $   225,613
                                                            -----------         ----------         -----------









                             See accompanying notes.

                           Haystack Laboratories, Inc.
                          Notes to Financial Statements
                              December 31, 1996 and
                   September 30, 1996 and 1997 (unaudited)


1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION

Haystack Laboratories, Inc. (the "Company") is the successor to a Texas corporation that was originally incorporated in 1989 and then merged and recapitalized into a newly formed Delaware corporation in 1996. The Company is principally in the business of developing and marketing computer network and server intrusion and misuse detection software.

MERGER AND RECAPITALIZATION

On April 12, 1996, the Company's predecessor ("Haystack-Texas") incorporated a wholly-owned subsidiary, Haystack Laboratories, Inc. (the Company) in the State of Delaware. Effective May 9, 1996, (the "Effective Date"), Haystack-Texas merged with and into the Company. Upon the Effective Date: each share of common stock of Haystack-Texas was converted to five shares of common stock, par value of $.001, of the Company; each option to purchase common stock of Haystack-Texas was converted to an option to purchase five shares of common stock of the Company at an exercise price equal to the exercise price of the options for Haystack-Texas divided by five; Haystack-Texas ceased separate corporate existence; and each existing share of the Company prior to the Effective Date was retired.

Also effective May 9, 1996, the Company adopted an Amended and Restated Certificate of Incorporation under which it is authorized to issue two classes of stock: Common Stock, par value $.001 per share, and Preferred Stock, par value $.001 per share. Immediately following the filing of the Amended and Restated Certificate of Incorporation with the State of Delaware, each outstanding share of Common Stock was exchanged for one share of Series A Preferred Stock and each option to purchase shares of Common Stock was converted to an option to purchase shares of Series A Preferred Stock.

Series A Preferred Stock is convertible to Common Stock on a 1:1 basis, subject to certain adjustments for dilution. Each share of Series A Preferred Stock will automatically be converted to shares of Common Stock at the conversion ratio in effect at the time immediately upon the earlier of (i) the closing of a firm underwritten public offering, of at least $10,000,000 at a price of not less than $10 per share or (ii) the date upon which the Company obtains the consent of the holders of at least 66 2/3% of the then outstanding shares of Series A Preferred Stock to convert such shares into Common Stock.

In the event of liquidation, Series A preferred shareholders shall be entitled to receive, subject to amounts to be distributed to the Series B preferred shareholders which have preference over Series A preferred shareholders with respect to distributions, an amount per share equal to the sum of (i) $.80 (as adjusted for any stock dividends, recapitalizations, combinations or splits) for each outstanding share, (ii) any declared but unpaid dividends, (iii) subject to distributions to the Common Stock holders, an additional amount until the distributions aggregate $1.483 per outstanding share, and (iv) a pro-rata distribution of any remaining assets among the Series A Preferred Stock, Series B Preferred Stock and Common Stock holders based on the number of shares of Common Stock held by each (assuming conversion of all such Series A Preferred Stock and Series B Preferred Stock).

                           Haystack Laboratories, Inc.
                    Notes to Financial Statements (continued)

1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Series A preferred shareholders are entitled to one vote for each share of Common Stock into which the Series A Preferred Stock may be converted. In addition, Series A preferred shareholders voting separately as a series are entitled to elect one member of the Board of Directors. Series A preferred shareholders are entitled to receive dividends at the rate of $.048 per share per year (as adjusted for any stock dividends, recapitalizations, combinations or splits) subject to dividends to Series B preferred shareholders, which have preference over Series A preferred shareholders with respect to dividends, when, as, and if declared by the Board of Directors. Such dividends are noncumulative.

PRIVATE PLACEMENT

On May 9, 1996, the Company issued 1,483,680 shares of Series B Preferred Stock for net proceeds of approximately $2,150,000 after issuance costs. Also in 1996, the Company issued an additional 67,431 shares of Series B Preferred Stock for net proceeds of approximately $98,000 after issuance costs.

Series B Preferred Stock is convertible to Common Stock on a 1:1 basis, subject to certain adjustments for dilution. Each share of Series B Preferred Stock will automatically be converted to shares of Common Stock at the conversion ratio in effect at the time immediately upon the earlier of (i) a Qualified IPO or (ii) the date upon which the Company obtains the consent of the holders to convert such shares into Common Stock.

In the event of liquidation, Series B preferred shareholders, which have preference over Series A preferred shareholders with respect to distributions, shall be entitled to receive an amount per share equal to the sum of (i) $1.483 (as adjusted for any stock dividends, recapitalizations, combinations or splits) for each outstanding share, (ii) any declared but unpaid dividends, and (iii) a pro-rata distribution of any remaining assets among the Series A Preferred Stock, Series B Preferred Stock and Common Stock holders based on the number of shares of Common Stock held by each (assuming conversion of all such Series A Preferred Stock and Series B Preferred Stock).

Series B preferred shareholders are entitled to one vote for each share of Common Stock into which the Series B Preferred Stock may be converted. In addition, Series B preferred shareholders voting separately as a series are entitled to elect one member of the Board of Directors. Series B preferred shareholders, which have preference over Series A preferred shareholders with respect to dividends, are entitled to receive dividends at the rate of $.148 per share per year (as adjusted for any stock dividends, recapitalizations, combinations or splits) when, as, and if declared by the Board of Directors. Such dividends are noncumulative.

Until January 24, 2001, the Series B Preferred Stock is subject to mandatory redemption at the request of the holders of at least 66 2/3% of the then outstanding shares. The Series B Preferred Stock is redeemable at $1.483 per share (as adjusted for any stock dividends, recapitalizations, combinations or splits), plus $1.483 times .07 times the number of years the Series B Preferred Stock has been outstanding.

                           Haystack Laboratories, Inc.
                    Notes to Financial Statements (continued)


1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)


UNAUDITED INTERIM FINANCIAL STATEMENTS

In the opinion of management, the Company has made all adjustments, consisting primarily of normal recurring accruals, necessary for a fair presentation of the financial condition of the Company as of September 30, 1997 and the results of operations and cash flows for the nine month periods ended September 30, 1996 and 1997, as presented in the accompanying unaudited interim financial statements.

CASH AND EQUIVALENTS

The Company considers all highly liquid investments with an original maturity of three months or less when purchased and investments in money market mutual funds to be cash equivalents.

INCOME TAXES

The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes ("SFAS No. 109"). SFAS No. 109 prescribes the use of the liability method whereby deferred tax asset and liability account balances are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using enacted tax rates and laws in effect when the differences are expected to reverse.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

INVESTMENTS

Investments consist of shares in publicly-traded mutual funds. The Company adopted Statement of Financial Accounting Standards No. 115, Accounting for Certain Investments in Debt and Equity Securities ("SFAS 115"), effective January 1, 1994. The cumulative effect of adoption was not material. The Company classifies all investments as available-for-sale under SFAS 115. At December 31, 1996, the Company did not hold any investments.

PROPERTY AND EQUIPMENT

Property and equipment are stated at cost. Depreciation and amortization are computed using the straight-line method over the estimated useful lives of the assets, which are generally three to five years.

                           Haystack Laboratories, Inc.
                    Notes to Financial Statements (continued)


1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

CAPITALIZED SOFTWARE COSTS

In accordance with Statement of Financial Accounting Standards No. 86, Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed, the Company capitalizes costs of software development beginning when the resulting products become technologically feasible and ending when the product is available for general release, subject to net realizable value considerations. The Company has defined technological feasibility as completion of a working model. As of December 31, 1996, such capitalizable costs were insignificant; accordingly, the Company has charged all such costs to research and development expense.

CONCENTRATION OF CREDIT RISK AND MAJOR CUSTOMERS

The Company sells its products to customers in diversified industries. The Company performs ongoing credit evaluations of its customers' financial condition and generally requires no collateral. There have been no significant losses on the collection of outstanding receivables. At December 31, 1996, six customers accounted for approximately 79% of accounts receivable.

Sales to individual customers constituting 10% or more of revenue were as follows:

                            1996
                            ----

Customer No. 1            $172,978
Customer No. 2             254,877



INVENTORIES

Inventories consist primarily of software packaging and documentation materials and are valued at the lower of cost or market.

ACCOUNTING FOR STOCK-BASED COMPENSATION

The Company accounts for stock option grants in accordance with Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees ("APB 25"). In October 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation ("SFAS No. 123"). SFAS No. 123 encourages expensing the fair value of employee stock options, but allows an entity to continue to account for stock-based compensation to employees under APB 25 with disclosure of the pro forma effect on net income had the fair value accounting provisions of SFAS No. 123 been adopted.

ADVERTISING AND PROMOTION

All costs associated with advertising and promotion products are expensed in the year incurred. Advertising and promotion expense was $235,081 in 1996.

                           Haystack Laboratories, Inc.
                    Notes to Financial Statements (continued)

2. REVENUE RECOGNITION

The Company recognizes revenue in accordance with the American Institute of Certified Public Accountants' Statement of Position 91-1, Software Revenue Recognition. License fee revenue is generally recognized on shipment of the product provided that no significant vendor or post-contract customer support obligations remain and that collection of the resulting receivable is deemed probable by management. Insignificant vendor and post-contract customer support obligations are accrued upon shipment. Service revenue includes training, consulting and customer support. Revenues from training and consulting are recognized at the time the service is performed. Revenue from software support contracts sold under separate arrangements with customers is deferred and recognized pro-rata over the life of the contract.

3. LEASE COMMITMENTS

During 1996, the Company leased various equipment under capital lease obligations. At December 31, 1996, the Company held equipment with a net book value of $77,444 financed under capital leases. Future minimum lease payments under capital lease obligations as of December 31, 1996 are as follows:

   1997                                                                  $28,872
   1998                                                                   28,872
   1999                                                                   23,814
   2000                                                                    7,533
   2001                                                                    5,024
                                                               -----------------------
Total minimum lease payments                                              94,115
   Less amount representing imputed interest                             (13,622)
                                                               -----------------------
Net present value of capital lease obligations                            80,493
   Less current portion                                                  (22,684)
                                                               -----------------------
Long-term portion of capital lease obligations                           $57,809
                                                               =======================

The Company leases office space in Austin, Texas and Santa Clara, California under short-term operating leases. Rent expense was approximately $36,421 for the year ended December 31, 1996.

4. CREDIT FACILITY

In 1996, the Company obtained a $250,000 line of credit with a bank for financing the acquisition of fixed assets. The line of credit is collateralized by a pledge of accounts receivable, inventory and all tangible assets. There are no financial covenants. Interest is at the bank's prime rate plus three quarters of one percent per year. Under the line of credit agreement, the Company may make four additional draws and will pay interest only until December 21, 1997, at which time any outstanding principal and interest will be converted to an amortizing loan, payable in 30 equal monthly installments. At December 31, 1996, $60,500 had been borrowed under this line of credit.

                           Haystack Laboratories, Inc.
                    Notes to Financial Statements (continued)


5. PROPERTY AND EQUIPMENT

Property and equipment is comprised of the following:

                                             DECEMBER 31, 1996       SEPTEMBER 30, 1997
                                                                         (UNAUDITED)
                                           -----------------------------------------------
Computer equipment                                  $244,236                $307,552
Software                                              46,377                  54,472
                                           -----------------------------------------------
Total property and equipment                         290,613                 362,024
Less accumulated depreciation                        (57,631)               (130,477)
                                           -----------------------------------------------
Net property and equipment                          $232,982                $231,547
                                           ===============================================


6. STOCK OPTION PLANS

In January 1993, the Company adopted stock option plans ("the 1993 Plans") under which officers, employees and consultants may be granted incentive and non-qualified options to purchase shares of the Company's Series A Preferred stock. The 1993 Plans permit incentive stock options to be granted to employees at an exercise price not less than the fair market value on the date of grant and non-qualified options to be granted at an exercise price not less than 50% of the fair market value on the date of grant. The 1993 Plans permit options with expiration terms up to 10 years. Options under the 1993 Plans generally vest over four years.

In May 1996, the Company adopted a stock option plan ("the 1996 Plan") under which employees, members of the Board and consultants may be granted options to purchase shares of the Company's Common Stock. The 1996 Plan permits stock options to be granted at an exercise price not less than fair market value on the date of grant for incentive options and not less than 85% of the fair market value on the date of grant for all other options. The 1996 Plan permits options with expiration terms up to 10 years. Options under the 1996 Plan generally vest over four years.

                           Haystack Laboratories, Inc.
                    Notes to Financial Statements (continued)

6. STOCK OPTION PLANS (CONTINUED)

A summary of option activity under the 1993 Plans is as follows (restated to reflect conversion discussed in Note 1):


                                                                                         WEIGHTED-AVERAGE
                                                                EXERCISE PRICE PER      EXERCISE PRICE PER
                                         NUMBER OF SHARES             SHARE                   SHARE
                                      -----------------------------------------------------------------------

Balance at December 31, 1993                    167,500                $.200                     $.200
    Options granted                             200,000                 .312                      .312
                                      -----------------------------------------------------------------------

Balance at December 31, 1994                    367,500              .200 - .312                  .261
    Options granted                             210,000              .312 - .476                  .423
    Options expired                            (208,750)             .200 - .312                  .297
                                      -----------------------------------------------------------------------

Balance at December 31, 1995                    368,750              .200 - .476                  .333
    Options canceled                            (66,665)                 .476                     .476
    Options exercised                            (3,750)                 .312                     .312
                                      -----------------------------------------------------------------------

Balance at December 31, 1996                    298,335             $.200 - $.476                $.310
                                      =======================================================================

A summary of option activity under the 1996 Plans is as follows:



                                                                                         WEIGHTED-AVERAGE
                                                                EXERCISE PRICE PER      EXERCISE PRICE PER
                                         NUMBER OF SHARES             SHARE                   SHARE
                                      -----------------------------------------------------------------------
Options granted                                 547,525              $.200                   $.200
                                      -----------------------------------------------------------------------

Balance at December 31, 1996                    547,525              $.200                   $.200
                                      =======================================================================

At December 31, 1996, no option shares were available for grant under the 1993 Plans and 1,434,390 option shares were available for grant under the 1996 Plan. Also at December 31, 1996, 193,126 options were exercisable under the 1993 Plans at prices ranging from $.200 to $.476 (aggregating approximately $51,000), and 236,525 options were exercisable under the 1996 Plan at $.200 (aggregating approximately $47,000). The remainder of the outstanding options become exercisable on various dates through 2000.

Pro forma information regarding net loss is required for 1996 by SFAS No. 123, and has been determined as if the Company had accounted for its employee stock options under the fair value method of that Statement. The fair value of these options was estimated at the date of grant using a minimum value pricing model with the following weighted-average assumptions for 1996: risk-free interest rate of 6.2%; dividend yield of 0%; and a weighted-average expected life of the option of four years.

                           Haystack Laboratories, Inc.
                    Notes to Financial Statements (continued)

6. STOCK OPTION PLANS (CONTINUED)

Option valuation models require the input of highly subjective assumptions. Because changes in the subjective input assumptions can materially affect the fair value estimate, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options. For purposes of pro forma disclosures, the estimated fair value of the options is amortized to expense over the options' vesting period. Based on the minimum value pricing model and assumptions used, the pro forma net loss would not differ materially from net loss as reported. The effects of applying Statement No. 123 for pro forma disclosures are not necessarily indicative of future amounts due to the prospective adoption of Statement No. 123, combined with the option vesting characteristics.

7. INCOME TAXES

Effective May 9, 1996, the Company's election to be treated as an S Corporation was terminated. As a result, the Company is subject to federal income taxes on income recognized subsequent to that date. In accordance with SFAS No. 109, Accounting for Income Taxes, deferred tax assets and liabilities were recognized for temporary differences existing at the date the Company became a taxable enterprise.

Deferred income taxes reflect the tax effects of temporary differences between the carrying value of assets and liabilities for financial reporting purposes and the amounts reported for income tax purposes. Significant components of the Company's deferred tax assets are as follows as of December 31, 1996:

Deferred tax assets:
    Change from accrual to cash method for tax           $  37,000
    Net operating loss carryforwards                       329,000
                                                     -----------------
Subtotal                                                   366,000
Valuation allowance                                       (366,000)
                                                     -----------------
Net deferred tax asset                                   $       -
                                                     =================

The Company has provided a valuation allowance on deferred tax assets due to uncertainties regarding the realization of such assets.

As of December 31, 1996, the Company had net operating loss carryforwards of approximately $890,000 which will expire in 2011, if not utilized. Utilization of the net operating loss carryforwards may be subject to annual limitations in the event of a significant change in ownership of the Company.

The following is a reconciliation of income taxes calculated at the U.S. federal statutory rate to the provision for income taxes for 1996:

Tax benefit at U.S. statutory rate                       $(357,000)
State taxes, net of federal benefit                        (37,000)
S Corporation income not taxed at corporate level          (66,000)
Effect of valuation allowance                              366,000
Effect of change in tax status                              92,000
Other                                                        2,000
                                                     -----------------
Income tax expense                                       $       -
                                                     =================

(b)  Unaudited Pro forma financial information


 Introduction to Unaudited Pro Forma Combined Condensed Financial Information of
        Trusted Information Systems, Inc. and Haystack Laboratories, Inc.

The following unaudited pro forma combined condensed financial information is presented assuming the combination of Trusted Information Systems, Inc. ("TIS") and Haystack Laboratories, Inc. ("Haystack") had occurred at the beginning of each period presented on a pooling of interests basis.

The unaudited pro forma combined condensed balance sheets reflect the combined historical balance sheets of TIS at December 27, 1996 and September 26, 1997 and Haystack at December 31, 1996 and September 30, 1997. The unaudited pro forma combined condensed statements of operations for the nine month periods ended September 27, 1996 and September 26, 1997 reflect historical operating results of TIS for such periods combined with historical operating results of Haystack for the nine months ended September 30, 1996 and 1997, respectively.

For all applicable periods presented in the pro forma combined condensed statements of operations, shares used in the computation of earnings per common and common equivalent shares give effect to the appropriate exchange ratio.

The pro forma financial information is not necessarily indicative of the results that would have been obtained had the combination occurred on the dates indicated. The pro forma financial information should be read in conjunction with the related historical financial statements and notes thereto of TIS and Haystack previously reported or included herein.

On October 16, 1997, the Company acquired Haystack Laboratories, Inc., a privately held Austin, Texas based software company. The following tables illustrates pro forma data for the indicated period.

            Unaudited Pro Forma Condensed Consolidated Balance Sheet
                               September 26, 1997


                                                             Historical      Historical
                                                              Trusted         Haystack
                                                            Information     Laboratories,  Pro Forma
                                                            Systems, Inc.       Inc.       Adjustments            Pro Forma
                                                           ------------   ---------------  -----------        ----------------
Assets
Current assets:
  Cash and cash equivalents                                $    864,185    $    225,613    $    16,242  (2)    $     1,106,040
  Money market accounts                                      32,997,374              --     (1,099,948) (1)         31,897,426
  Accounts receivable                                         8,854,161         917,640              -               9,771,801
  Unbilled Receivables                                        2,085,473              --              -               2,085,473
  Inventory                                                          --          38,568              -                  38,568
  Prepaid expenses and other current assets                   1,624,998              --              -               1,624,998
  Refundable income taxes                                     2,204,926              --              -               2,204,926
  Deferred income taxes                                         528,634              --              -                 528,634
                                                            -----------     -----------    -----------         ---------------
Total current assets                                         49,159,751       1,181,821     (1,083,706)             49,257,866
Property and equipment, net of accumulated depreciation       7,691,785         231,547              -               7,923,332
Other assets                                                    373,818         122,927              -                 496,745
                                                            -----------     -----------    -----------         ---------------
Total assets                                               $ 57,225,354    $  1,536,295    $(1,083,706         $    57,677,943
                                                            ===========     ===========    ===========         ===============

Liabilities and stockholders' equity
Current liabilities:
 Accounts payable                                          $    537,025    $    203,205    $         -         $       740,230
 Accrued liabilities                                          6,595,544         255,756              -               6,851,300
 Deferred revenue                                             3,118,529         729,227              -               3,847,756
 Short-term borrowings                                                -         350,000      (350,000)  (1)                  -
 Current portion of capital lease obligations                   150,857          21,547              -                 172,404
                                                            -----------    ------------    -----------         ---------------
Total current liabilities                                    10,401,955       1,559,735       (350,000)             11,611,690
Notes payable, net of current portion                         2,316,602               -              -               2,316,602
Capital lease obligations (less current portion)                      -         749,948       (749,948) (1)                  -
Other non-current liabilities                                    43,894               -              -                  43,894
                                                            -----------     -----------    -----------         ---------------
Total liabilities                                            12,762,451       2,309,683     (1,099,948)             13,972,186




                             See accompanying notes.

                               September 26, 1997

                                           Historical     Historical
                                            Trusted        Haystack
                                          Information    Laboratories,  Pro Forma
                                          Systems, Inc.      Inc.      Adjustments          Pro Forma
                                          -----------    -----------   -----------        -------------
Commitments

Stockholders' equity (deficit):
                                                                              7,366  (3)
Common stock                                   116,532             44        13,645  (5)       137,587
Series A Preferred stock                            --          5,815        (5,815) (3)             -
Series B Preferred stock                            --          1,551        (1,551) (3)             -
                                                                            (13,645) (5)
Additional paid-in capital                  47,036,156      2,914,006       690,043  (4)    50,626,560
Foreign currency translation adjustment        (62,799)            --             -            (62,799)
                                                                             16,242  (2)
Retained earnings                           (1,889,983)    (3,694,804)     (690,043) (4)    (6,258,588)
Deferred stock compensation                   (737,003)             -             -           (737,003)
                                          ------------    -----------   -----------       ------------
Total stockholders' equity (deficit)        44,462,903       (773,388)       16,242         43,705,757
                                          ------------    -----------   -----------       ------------
Total liabilities and stockholders'
  equity (deficit)                        $ 57,225,354    $ 1,536,295   ($1,083,706       $ 57,677,943
                                          ------------    -----------   -----------       ------------

(1)   Pro forma payoff of Haystack debt paid at closing

(2) Pro forma interest expense reduction related to pro forma payoff of Haystack debt paid at closing

(3)   Pro forma conversion of Haystack preferred stock to common stock

(4) Pro forma recognition of additional compensation expense related to Haystack cheap stock issued within three months prior to closing

(5) Pro forma conversion of Haystack options converted to TIS common stock at closing

                             See accompanying notes.

            Unaudited Pro Forma Condensed Consolidated Balance Sheet
                                December 27, 1996


                                                      Historical            Historical
                                                 Trusted Information         Haystack               Pro Forma
                                                    Systems, Inc.       Laboratories, Inc.         Adjustments           Pro Forma
                                                ---------------------  --------------------   -------------------      ------------
Assets
Current assets:
 Cash and cash equivalents                           $  1,838,787          $ 1,396,284             $    2,076   (2)     $ 3,237,147
 Money market accounts                                 39,127,069                    -               (118,309)  (1)      39,008,760
 Accounts receivable                                    5,803,361              405,006                      -             6,208,367
 Unbilled Receivables                                   1,746,370                    -                      -             1,746,370
 Inventory                                                      -               30,409                      -                30,409
 Prepaid expenses and other current assets                952,822                    -                      -               952,822
 Refundable income taxes                                1,507,121                    -                      -             1,507,121
                                                     ------------          -----------             ----------           -----------
Total current assets                                   50,975,530            1,831,699               (116,233)           52,690,996

Property and equipment, net of
accumulated depreciation                                6,695,524              232,982                      -             6,928,506
Other assets                                              332,539               23,054                      -               355,593
                                                     ------------          -----------             ----------           -----------
Total assets                                         $ 58,003,593          $ 2,087,735             $ (116,233)          $59,975,095
                                                     ============          ===========             ==========           ===========

Liabilities and stockholders' equity
Current liabilities:
 Accounts payable                                    $    906,706          $   138,208             $        -           $ 1,044,914
 Accrued payroll and related expenses                   2,470,429              170,259                      -             2,640,688
 Accrued expenses                                       1,861,648                    -                      -             1,861,648
 Deferred income taxes                                    403,324                    -                      -               403,324
 Deferred revenue                                       2,072,266              207,860                      -             2,280,126
 Short-term borrowings                                          -                    -                      -                    --
 Current portion of capital lease obligations             150,857               22,684                      -               173,541
                                                     ------------          -----------             ----------           -----------
Total current liabilities                               7,865,230              539,011                      -             8,404,241
Notes payable, net of current portion                   2,424,355                                           -             2,424,355
Line of credit                                                  -               60,500                (60,500)  (1)               -
Capital lease obligations (less current portion)                -               57,809                (57,809)  (1)               -
Other non-current liabilities                              47,365                    -                      -                47,365
                                                     ------------          -----------             ----------           -----------
Total liabilities                                      10,336,950              657,320               (118,309)           10,875,961



                             See accompanying notes.

                                December 27, 1996

                                                    Historical             Historical
                                               Trusted Information          Haystack             Pro Forma
                                                  Systems, Inc.        Laboratories, Inc.       Adjustments         Pro Forma
                                              ---------------------   --------------------   ------------------   --------------
Commitments

Stockholders' equity:
                                                                                                     7,361  (3)
Common stock                                           114,897                      -               13,694  (4)         135,952
Series A Preferred stock                                     -                  5,810               (5,810) (3)               -
Series B Preferred stock                                     -                  1,551               (1,551) (3)               -
Additional paid-in capital                          46,809,343              2,902,875              (13,694) (4)      49,698,524
Unrealized gains, net of income taxes of
 $932,828                                            1,495,162                      -                    -            1,495,162
Foreign currency translation adjustment                 12,663                      -                    -               12,663
Retained earnings                                      178,861             (1,479,821)               2,076  (1)      (1,298,884)
Deferred stock compensation                           (944,283)                     -                    -             (944,283)
                                                  ------------                      -                    -          -----------
Total stockholders' equity                          47,666,643              1,430,415                2,076           49,099,134
                                                  ------------            -----------           ----------          -----------
Total liabilities and stockholders' equity        $ 58,003.593            $ 2,087,735           $ (116,233)         $59,975,095
                                                  ============            ===========           ==========          ===========

(1)  Pro forma payoff of Haystack debt paid at closing

(2) Pro forma interest expense reduction related to pro forma payoff of Haystack debt paid at closing

(3)  Pro forma conversion of Haystack preferred stock to common stock

(4) Pro forma conversion of Haystack options converted to TIS common stock at closing




                             See accompanying notes.

       Pro Forma Unaudited Condensed Consolidated Statements of Operations
                      Nine months ended September 26, 1997

                                                   Historical             Historical
                                               Trusted Information         Haystack         Pro Forma
                                                  Systems, Inc.       Laboratories, Inc.   Adjustments      Pro Forma
                                              --------------------    ------------------  -------------    -----------
Total Revenues                                      28,481,270            1,309,031                 -        29,790,301

Cost of revenues:                                    9,344,422              136,576                 -         9,480,998
                                                  ------------         ------------          --------      ------------

Gross margin                                        19,136,848            1,172,455                 -       20,309,,303

Operating expenses:
  Selling, general and administrative               19,115,685            2,839,401           690,043 (2)    22,645,126
  Research and development                           5,873,295              550,531                 -         6,423,826
                                                  ------------         ------------          --------      ------------
Total operating expenses                            24,988,980            3,389,932           690,043        29,068,955
                                                  ------------         ------------          --------      ------------
Loss from operations                                (5,852,132)          (2,217,477)          690,043        (8,759,652)

Other income (expense):
  Interest and other income                          1,452,856               18,515                 -         1,471,371
  Interest expense                                    (162,188)             (16,242)           16,242 (1)      (162,188)
  Other income (expense) net                                 -                  221                 -               221
  Non-recurring gain on sale of marketable
    securities                                       1,670,377                     -                -         1,670,377
                                                  ------------         ------------         ---------      ------------
                                                     2,961,045                2,494            16,242         2,979,781
                                                  ------------         ------------         ---------      ------------
Loss before income taxes                            (2,891,087)          (2,214,983)        (673,801)        (5,779,871)
Income tax provision (benefit)                        (822,243)                   -                 -          (822,243)
                                                  ------------         ------------         ---------      ------------
Net loss                                          $ (2,068,844)        $ (2,214,983)        (673,801)      $ (4,957,628)
                                                  ============         ============         =========      ============

Net (loss) per share                              $      (0.18)        $     ( 1.27)                       $      (0.41)

Weighted average shares
  outstanding                                       11,569,109            1,743,646                          11,981,185

(1) Pro forma interest expense reduction related to pro forma payoff of Haystack debt paid at closing

(2) Pro forma recognition of additional compensation expense related to Haystack cheap stock issued within three months prior to closing


                             See accompanying notes.

       Pro Forma Unaudited Condensed Consolidated Statements of Operations
                      Nine months ended September 27, 1996

                                              Historical              Historical
                                          Trusted Information          Haystack           Pro Forma
                                             Systems, Inc.        Laboratories, Inc.     Adjustments        Pro Forma
                                         ------------------------------------------------------------------------------
Total Revenues                           16,962,600                   531,263                     -        17,493,863

Cost of revenues:                         8,567,225                    64,032                     -         8,631,257

Gross margin                              8,396,375                   467,231                     -         8,862,606

Operating expenses:
  Selling, general and administrative     8,345,411                   853,056                     -         9,198,467
  Research and development                2,184,696                   239,488                     -         2,424,184
                                        -----------                ----------                ------       -----------
Total operating expenses                 10,530,107                 1,092,544                     -        11,622,651
                                        -----------                ----------                ------       -----------
Loss from operations                     (2,134,732)                 (625,313)                    -        (2,760,045)

Other income (expense):
  Interest and other income                  21,867                    42,049                     -            63,916
  Interest expense                         (334,880)                     (516)                  516(1)       (334,880)
                                        -----------                ----------                ------       -----------
                                           (313,013)                   41,533                   516          (270,964)
                                        -----------                ----------                ------       -----------
Loss before income taxes                 (2,447,745)                 (583,780)                  516        (3,031,009)
Income tax provision (benefit)           (1,041,077)                        -                     -        (1,041,077)
                                        -----------                ----------                ------       -----------
Net loss                                $(1,406,668)                $(583,780)                  516       $(1,989,932)
                                        ===========                ==========                ======       ===========

Net (loss) per share                         $(0.18)                   $(0.38)                                 $(0.24)
                                             ======                    ======                                  ======

Weighted average shares
  outstanding                             7,915,561                 1,539,960                               8,279,500

(1) Pro forma interest expense reduction related to pro forma payoff of Haystack debt paid at closing


                             See accompanying notes.

       Pro Forma Unaudited Condensed Consolidated Statements of Operations
                      For the year ended December 27, 1996

                                              Historical             Historical
                                          Trusted Information         Haystack          Pro Forma
                                             Systems, Inc.       Laboratories, Inc.    Adjustments     Pro Forma
                                         ---------------------------------------------------------------------------------
Total Revenues                                 26,370,081             1,005,187                -        27,375,268

Cost of revenues:                              12,193,453               109,857                -        12,303,310
                                             ------------          ------------            -----      ------------

Gross margin                                   14,176,628               895,330                -        15,071,958

Operating expenses:
  Selling, general and administrative          13,841,618             1,631,241                -        15,472,859
  Research and development                      3,936,825               373,066                -         4,309,891
                                             ------------          ------------            -----      ------------
Total operating expenses                       17,778,443             2,004,307                -        19,782,750
                                             ------------          ------------            -----      ------------
Loss from operations                           (3,601,815)           (1,108,977)               -        (4,710,792)

Other income (expense):
  Interest and other income                       456,345                62,059                -           518,404
  Interest expense                               (415,243)               (2,076)           2,076 (1)      (415,243)
                                             ------------          ------------            -----      ------------
                                                   41,102                59,983            2,076           103,161
                                             ------------          ------------            -----      ------------

Loss before income taxes                       (3,560,713)           (1,048,994)           2,076        (4,607,631)
Income tax provision (benefit)                 (1,396,510)                   --                -        (1,396,510)
                                             ------------          ------------            -----      ------------
Net loss                                     $ (2,164,203)         $ (1,048,994)           2,076      $ (3,211,121)
                                             ============          ============            =====      ============

Net (loss) per share                         $      (0.25)         $     ( 0.66)                      $      (0.36)

Weighted average shares
  outstanding                                   8,645,862             1,595,896                          9,023,020

(1) Pro forma interest expense reduction related to pro forma payoff of Haystack debt paid at closing


                             See accompanying notes.

       Pro Forma Unaudited Condensed Consolidated Statements of Operations
                      For the year ended December 29, 1995

                                            Historical               Historical
                                        Trusted Information           Haystack           Pro Forma
                                           Systems, Inc.         Laboratories, Inc.     Adjustments      Pro Forma
                                       ------------------------------------------------------------------------------

Total Revenues                               18,090,087                414,233                 -         18,504,320

Cost of revenues:                            10,864,947                 57,429                 -         10,922,376
                                            -----------             ----------                 -        -----------

Gross margin                                  7,225,140                356,804                 -          7,581,944

Operating expenses:
  Selling, general and administrative         3,727,701                291,677                 -          4,019,378
  Research and development                    1,144,737                117,417                 -          1,262,154
                                            -----------             ----------                 -        -----------
Total operating expenses                      4,872,438                409,094                 -          5,281,532
                                            -----------             ----------                 -        -----------
Income (loss) from operations                 2,352,702                (52,290)                -          2,300,412

Other income (expense):
  Interest and other income                      50,276                 12,908                 -             63,184
  Interest expense                             (158,778)                     -                 -           (158,778)
                                            -----------             ----------                 -        -----------
                                                108,502)                12,908                 -            (95,594)
                                            -----------             ----------                 -        -----------
Income (loss) before income taxes             2,244,200                (39,382)                -          2,204,818
Income tax provision (benefit)                  900,137                      -                 -            900,137
                                            -----------             ----------                 -        -----------
Net income (loss)                           $ 1,344,063             $  (39,382)                -        $ 1,304,681
                                            ===========             ==========                 =        ===========

Net income (loss) per share                 $      0.15             $   ( 0.03)                         $      0.14

Weighted average shares
  outstanding                                 8,884,755              1,372,150                            9,209,035






                             See accompanying notes.

       Pro Forma Unaudited Condensed Consolidated Statements of Operations
                      For the year ended December 30, 1994

                                             Historical              Historical
                                         Trusted Information          Haystack           Pro Forma
                                            Systems, Inc.        Laboratories, Inc.     Adjustments     Pro Forma
                                        ---------------------------------------------------------------------------
Total Revenues                               13,117,152                210,510                  -       13,327,662

Cost of revenues:                             8,202,657                 51,729                  -        8,254,386
                                            -----------         --------------                  -      -----------

Gross margin                                  4,914,495                158,781                  -        5,073,276

Operating expenses:
  Selling, general and administrative         2,997,806                218,229                  -        3,216,035
  Research and development                      646,001                113,227                  -          759,228
                                            -----------         --------------                  -      -----------
Total operating expenses                      3,643,807                331,456                  -        3,975,263
                                            -----------         --------------                  -      -----------
Income (loss) from operations                 1,270,688              (172,675)                           1,098,013

Other income (expense):
  Interest and other income                      44,635                  2,529                  -           47,164
  Interest expense                             (134,236)                     -                  -         (134,236)
                                            -----------         --------------                  -      -----------
                                                (89,601)                 2,529                  -          (87,072)
                                            -----------         --------------                  -      -----------
Income (loss) before income taxes             1,181,087              (170,146)                  -        1,010,941
Income tax provision (benefit)                  505,646                      -                  -          505,646
                                            -----------         --------------                  -      -----------
Net income (loss)                           $   675,441         $    (170,146)                  -      $   505,295
                                            ===========         ==============                  =      ===========

Net income (loss) per share                 $      0.08                ($0.12)                         $      0.06

Weighted average shares
  outstanding                                 8,525,910              1,372,150                           8,850,190


                             See accompanying notes.

Notes to Unaudited Pro Forma Combined Condensed Balance Sheets At September 26, 1997 And December 27, 1996, and Statements of Operations For the Nine Months September 26, 1997 and September 27, 1996 and The Years December 27, 1996, December 29, 1995, and December 30, 1994

(1)   Pro forma payoff of Haystack debt paid at closing

(2) Pro forma interest expense reduction related to pro forma payoff of Haystack debt paid at closing

(3)   Pro forma conversion of Haystack preferred stock to common stock

(4) Pro forma recognition of additional compensation expense related to Haystack cheap stock issued within three months prior to closing

(5) Pro forma conversion of Haystack options converted to TIS common stock at closing

(6) There are no intercompany or related party transactions between TIS and Haystack which need to be eliminated

           Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                          Trusted Information Systems, Inc.

December 23, 1997         By: /s/ Stephen T. Walker
-------------------          ------------------------------------------------
Date                         Stephen T. Walker, President and Chief Executive
                             Officer